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                                                                   EXHIBIT 23.3

                    [RYDER SCOTT COMPANY, L.P. LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement of 3TEC Energy Corporation on Form S-2, dated June 2, 2000, of our summary letters, dated December 16, 1999, May 25, 2000 and May 31, 2000, regarding our estimates of 3TEC Energy Corporation's proved oil and natural gas reserves as of December 31, 1999. We further consent to all references to our Firm, including our reserve estimates of the oil and natural gas properties acquired by 3TEC Energy Corporation from Floyd Oil Company, Magellan Exploration, LLC, and CWR Resources, Inc.

                                             RYDER SCOTT COMPANY, L.P.

                                             /s/ Ryder Scott Company, L.P.
                                             -----------------------------



Houston, Texas
June 2, 2000